Exhibit 99.2

Electric Last Mile Closes Business Combination; Common Stock Expected to Begin Trading on Nasdaq as “ELMS” on June 28, 2021

Troy, MI and Delray Beach, FL (June 25, 2021) – Electric Last Mile, Inc. and Forum Merger III Corporation (Nasdaq: FIII, FIIIU, FIIIW) (“Forum”) today announced the completion of the companies’ previously announced business combination. The business combination was approved by Forum stockholders on June 24, 2021. The merger has resulted in Electric Last Mile Solutions, Inc. (“ELMS” or the “Company”), a pure-play commercial electric vehicle company, becoming a publicly traded company and its common stock and warrants are expected to begin trading on the Nasdaq Stock Market under the ticker symbols “ELMS” and “ELMSW”, respectively, on June 28, 2021.

James Taylor, Co-Founder and CEO of ELMS, said, “Today is a critical milestone for ELMS as we now believe we have all the pieces in place to execute on our business plan and transform productivity for the last mile. We are excited to take advantage of our anticipated first-mover opportunities in the commercial EV space with the launch of our Urban Delivery later this year and to help make the U.S. the world leader for EV manufacturing.”

“This transaction comes at a promising time for both ELMS and the commercial EV industry,” said David Boris, Co-Chief Executive Officer and Chief Financial Officer of Forum. “With the capital provided by this transaction, we believe James and his experienced management team at ELMS can generate rapid growth and produce shareholder value as an industry-leading commercial EV solutions company. We thank our stockholders for their support during this transaction and we are excited for ELMS as it begins its next chapter as a public company.”

The ELMS Urban Delivery, anticipated to launch later this year, is expected to be the first Class 1 commercial electric vehicle available in the U.S. market and will be produced at the Company’s facility in Mishawaka, Indiana. The Urban Delivery is anticipated to have a range of approximately 150 miles and is also expected to come with a suite of connectivity and productivity solutions, including over-the-air updates. As part of its integrated business model, ELMS also plans to offer upfitting solutions to customize the Urban Delivery to fleets’ individual end-use cases.

ELMS also recently announced plans to reveal a working prototype of its second vehicle, the Urban Utility, an all-electric medium duty cab forward truck, later this summer.

Jefferies LLC served as financial advisor and White & Case LLP served as legal advisor to Forum. Cowen Inc., Wedbush Securities Inc., Colliers Securities LLC, BTIG, LLC and The Benchmark Company, LLC served as co-advisors to Forum. Foley & Lardner LLP served as legal advisor to Electric Last Mile, Inc.

About Electric Last Mile Solutions, Inc.

Electric Last Mile Solutions, Inc. is focused on defining a new era in which commercial vehicles run clean as connected and customized solutions that make our customers’ businesses more efficient and profitable. ELMS’ first vehicle, the Urban Delivery, is anticipated to be the first Class 1 commercial electric vehicle in the U.S. market. The company is headquartered in Troy, Michigan. For more information, please visit www.electriclastmile.com.

About Forum Merger III Corporation

Forum Merger III Corporation (Nasdaq: FIII, FIIIU, FIIIW) was a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Forum was organized by founders Marshall Kiev and David Boris.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and anticipated financial impacts of the business combination of Forum and Electric Last Mile, Inc. (the “business combination”), the size, demands and growth potential of the markets for the Company’s products and the Company’s ability to serve those markets, the Company’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, the Company’s ability to attract and retain customers, the estimated go to market timing and cost for the Company’s products, and the implied valuation of the Company. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on the Company’s business; (5) any delays the Company may experience in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the Company’s vehicles and the modification of its manufacturing facility; (6) the ability of the Company to obtain customers, obtain product orders, and convert its non-binding pre-orders into binding orders or sales; (7) the Company’s ability to implement its business plans and strategies; and (8) other risks and uncertainties indicated from time to time in the proxy statement filed by Forum relating to the business combination, including those under the “Risk Factors” section therein, and in Forum’s other filings and the Company’s future filings with the Securities and Exchange Commission. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

For Forum Merger III Corporation

investors@forummerger.com

For Electric Last Mile Solutions, Inc. and Electric Last Mile, Inc.

Media: elms-svc@sardverb.com

Investors: IR@electriclastmile.com